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                                                                  Exhibit 99.G.5

                        AMENDMENT TO CUSTODIAN AGREEMENT

     THIS AMENDMENT to the Custodian Agreement between STI Classic Funds (the "Trust"), a Massachusetts business trust, and SunTrust Bank, formerly known as Trust Company Bank (the "Custodian" or the "Bank"), is made effective as of the ____ day of ________________ 2005.

     WHEREAS, the Trust and the Custodian previously entered into a Custodian Agreement, dated as of February 1, 1994, as amended October 1, 2002, and November 25, 2003 (the "Agreement"); and

     WHEREAS, Schedule A of such Agreement ("Schedule A") which sets forth the list of STI Classic Funds (the "Funds") for the provision of custody services to be provided under the Agreement; and

     WHEREAS, the Agreement provides that the Custodian may deposit certain securities with any sub-custodian used by the Bank; and

     WHEREAS, the parties desire to amend Schedule A to specifically provide an expanded list of Funds for which the Custodian through the sub-custodian will provide certain custody services.

     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, agree as follows:

     1.   Schedule A of the Agreement is hereby amended to add the following
          Funds:

                                      FUNDS

          STI Classic Aggressive Growth Stock Fund
          STI Classic Balanced Fund
          STI Classic Capital Appreciation Fund
          STI Classic Core Bond Fund
          STI Classic Emerging Growth Stock Fund
          STI Classic Florida Tax-Exempt Bond Fund
          STI Classic Georgia Tax Exempt Bond Fund
          STI Classic High Income Fund
          STI Classic High Quality Bond Fund
          STI Classic Institutional Cash Management Money Market Fund
          STI Classic Institutional U.S. Government Securities Money Market Fund STI Classic Institutional U.S. Treasury Money Market Fund
          STI Classic Institutional Municipal Cash Reserve Money Market Fund
          STI Classic Institutional Short-Term Bond Fund
          STI Classic Intermediate Bond Fund

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          STI Classic Investment Grade Bond Fund
          STI Classic Investment Grade Tax-Exempt Bond Fund
          STI Classic Large Cap Relative Value Fund
          STI Classic Large Cap Value Equity Fund
          STI Classic Life Vision Aggressive Growth Fund
          STI Classic Life Vision Conservative Fund
          STI Classic Life Vision Growth and Income Fund
          STI Classic Life Vision Moderate Growth Fund
          STI Classic Life Vision Target Date 2015 Fund
          STI Classic Life Vision Target Date 2025 Fund
          STI Classic Life Vision Target Date 2035 Fund
          STI Classic Limited Duration Fund
          STI Classic Limited-Term Federal Mortgage Securities Fund STI Classic Maryland Municipal Bond Fund
          STI Classic Mid-Cap Equity Fund
          STI Classic Mid-Cap Value Equity Fund
          STI Classic North Carolina Tax-Exempt Bond Fund
          STI Classic Prime Quality Money Market Fund
          STI Classic Quality Growth Stock Fund
          STI Classic Seix High Yield Fund
          STI Classic Short-Term Bond Fund
          STI Classic Short-Term U.S. Treasury Securities Fund
          STI Classic Small Cap Value Equity Fund
          STI Classic Small Cap Growth Equity Fund
          STI Classic Strategic Quantitative Equity Fund
          STI Classic Tax-Exempt Money Market Fund
          STI Classic Ultra-Short Bond Fund
          STI Classic Total Return Bond Fund
          STI Classic U.S. Government Securities Fund
          STI Classic U.S. Government Securities Money Market Fund
          STI Classic U.S. Government Securities Ultra-Short Bond Fund STI Classic U.S. Treasury Money Market Fund
          STI Classic Virginia Intermediate Municipal Bond Fund
          STI Classic Virginia Municipal Bond Fund
          STI Classic Virginia Tax-Free Money Market Fund

     2.   Section 5 of the Agreement is hereby amended to read:

          (l) The Bank shall appoint a sub-custodian to act as the global custodian for the Bank on behalf of its customers and to provide related services. The duties of the sub-custodian with respect to the investments of the Bank's customers are generally comprised of trade settlement in local markets and foreign exchanges, safekeeping and various administrative duties, such as delivering proxy materials to the Bank received by the sub-custodian, that will be performed in accordance with instructions and as reasonable required to effect instructions. A complete description of the

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          current duties of the sub-custodian is located in the Custodian
          Agreement entered into between SunTrust Bank and Brown Brothers Harriman & Co, dated August 1, 2003, a copy of which has been delivered to the Trust.

     3.   This amendment is effective as of the _____ day of ____________, 2005.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the date first above written.

STI CLASSIC FUNDS                       SUNTRUST BANK


By:                                     By:
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Name:                                   Name:
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Its:                                    Its:
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